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                                                                    EXHIBIT 10.1

                               FIRST AMENDMENT OF
                            CROSSROADS SYSTEMS, INC.
                        1999 EMPLOYEE STOCK PURCHASE PLAN

      THIS AMENDMENT made as of the date set forth below by Crossroads Systems, Inc. (the "Corporation"),

                              W I T N E S S E T H:

      WHEREAS, the Corporation maintains the Crossroads Systems, Inc. 1999 Employee Stock Purchase Plan (the "Plan") for the benefit of its eligible employees; and

      WHEREAS, all words with initial capital letters shall have the same meaning herein as ascribed thereto in the Plan; and

      WHEREAS, the Corporation desires to amend the Plan, effective as of the June 1 offering period, to (i) increase the maximum number of shares of Common Stock purchasable in the aggregate by all Participants on any one Purchase Date under the Plan and the International Plan from Seventy-Five Thousand (75,000) shares to One Hundred Eighty-Seven Thousand Five Hundred (187,500) shares and
(ii) to delete the individual per Participant limit of a maximum of Seven Hundred Fifty (750) shares purchasable on any one Purchase Date; and

      WHEREAS, in the Plan, the Board reserved the right to amend the Plan from time to time with the prior approval of the Corporation's stockholders under certain circumstances as described in the Plan; and

      WHEREAS, the Board has authorized appropriate officers to amend the Plan to effect the changes generally described above and as specifically set forth in the amendment below;

      NOW, THEREFORE, the Plan is hereby amended effective as of the first day of the offering period commencing on or immediately after June 1, 2004 by this First Amendment thereto, as follows:

      1. Section VII.D. of the Plan is hereby amended in its entirety to provide as follows:

                  " D. NUMBER OF PURCHASABLE SHARES. The number of shares of
            Common Stock purchasable by a Participant on each Purchase Date within the offering period shall be the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions during the Purchase Interval ending with that Purchase Date by the purchase price in effect for the Participant for that Purchase Date. However, the maximum number of shares of Common Stock purchasable in the aggregate by all Participants on any one Purchase Date under the Plan and the International Plan shall not exceed One Hundred Eighty-Seven Thousand Five Hundred (187,500) shares, subject to

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            periodic adjustments in the event of certain changes in the corporation's capitalization.

      2. Except as modified herein, the Plan is specifically ratified and affirmed.

      IN WITNESS WHEREOF, this First Amendment of the Plan is executed this 4th day of March, 2004, to be effective as herein provided.

                                    CROSSROADS SYSTEMS, INC.

                                    By: /s/ Andrea Wenholz
                                       -------------------------------------

                                    Title: V.P. of Finance and CFO
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